UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 7, 2008

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:              (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

As previously announced, we received a $250 million milestone payment from Abbott Laboratories in July, related to Abbott’s 2006 acquisition of Guidant’s vascular intervention and endovascular solutions businesses.  As a result, we expect to record a pre-tax operating gain of $250 million ($184 million after tax or approximately $0.12 per share) in the third quarter of 2008.

We expect to record an additional pre-tax charge of $334 million ($266 million after tax or approximately $0.18 per share) in the third quarter as a result of a ruling last week by a federal judge in a patent infringement case brought against us by Johnson & Johnson.  As we announced on October 1, 2008, the judge awarded Johnson & Johnson approximately $703 million in damages and pre-judgment interest.

As previously announced, we expect to record a pre-tax gain of $15 million ($9 million after tax or approximately $0.01 per share) in the third quarter on the liquidation of our public and private investment portfolio.

A copy of the press release we issued on October 8, 2008 is furnished with this report as Exhibit 99.1.

The information in this report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 2.06	MATERIAL IMPAIRMENTS.

On October 7, 2008, we determined that a non-cash impairment charge was required on certain intangible assets due to changes in market conditions and our re-allocations of internal research and development spending.  We expect to record a pre-tax operating charge of $140 million to $180 million ($115 million to $145 million after tax or approximately $0.08 to $0.10 per share) in the third quarter of 2008.

ITEM 8.01	OTHER EVENTS.

On October 1, 2008, we announced the United States District Court in Delaware entered judgment against us in a case involving a patent owned by Johnson &

Johnson and our NIR stent product.  In the judgment, the judge awarded Johnson & Johnson damages in the amount of $406,670,987 and pre-judgment interest in the amount of $296,140,867.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press release by Boston Scientific Corporation dated October 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: October 8, 2008	By:	/s/ Timothy A. Pratt
Timothy A. Pratt
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated October 8, 2008